UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 12, 2005

Wal-Mart Stores, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06991 (Commission File Number)	71-0415188 (IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2005, Wal-Mart Stores, Inc. (the “Company”), pursuant to the approval of the Compensation, Nominating and Corporate Governance Committee of the Board of Directors, offered alternative amendments (the “Amendments”) to the Company’s form of Post-Termination Agreement and Covenant Not to Compete Agreements (the “Non-Compete Agreements”) to the Company’s officers who have entered into Non-Compete Agreements. The Amendments are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, which was enacted as part of the American Jobs Creation Act of 2004 and established certain requirements for deferred compensation agreements. The Company’s officers, including the named executive officers, who have entered into a Non-Compete Agreement and wish to modify their Non-Compete Agreement with the Company will be able to consent to one of two Amendments. Pursuant to one of the Amendments, the first six-month’s of severance payments will be paid in a lump sum at the end of the six months after the officer’s severance from the Company. Pursuant to the other Amendment, the first six-month’s of severance payments will be paid in a lump sum immediately after the officer’s severance from the Company.

Copies of Amendments are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1      Form of Amendment to Agreement

Exhibit 10.2      Form of Amendment to Agreement

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2005

WAL-MART STORES, INC. By: /s/ Jeffrey J. Gearhart —————————————— Jeffrey J. Gearhart Vice President and General Counsel, Corporate Division

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Amendment to Agreement

10.2	Form of Amendment to Agreement